NEW RELEASE

BERKSHIRE HILLS BANCORP LOGO	BEACON FEDERAL LOGO

JOINT NEWS RELEASE

BERKSHIRE HILLS BANCORP TO ACQUIRE BEACON FEDERAL BANCORP

Pittsfield, MA and Syracuse, NY – May 31, 2012.  Berkshire Hills Bancorp, Inc. ("Berkshire”) (NASDAQ:BHLB), and Beacon Federal Bancorp, Inc. (“Beacon”) (NASDAQ:BFED) announced today that they have signed a definitive merger agreement under which Berkshire will acquire Beacon in a transaction valued at approximately $132 million.  Under the agreement, Beacon’s subsidiary bank, Beacon Federal, will be merged into Berkshire Bank, America’s Most Exciting BankSM.

Beacon is headquartered in East Syracuse, New York and operates seven full service offices with deposits totaling $677 million at March 31, 2012.  The majority of its business is concentrated in the Syracuse market, as well as the Rome/Utica market which Berkshire entered last year with the acquisition of Rome Bancorp.  When the merger is completed, Berkshire will have a total of ten branches serving these markets, with approximately $700 million in deposits and third position in market share among regional banks.  Additionally, Berkshire will add Beacon’s Chelmsford, Massachusetts office located north of Boston, which will be Berkshire’s first Eastern Massachusetts full service branch office, complementing the ten residential and commercial lending offices that Berkshire presently operates in Central/Eastern Massachusetts.

Under the terms of the merger agreement, 50% of the outstanding Beacon shares will be exchanged for Berkshire shares at a fixed exchange ratio of 0.92 shares for each Beacon share, while the remaining 50% of Beacon shares will be exchanged for cash in the amount of $20.50 per share.  The transaction is valued at $20.35 per Beacon share, based on the $21.96 Berkshire closing stock price on May 30, 2012.  This represents 111% of Beacon’s tangible book value per share and a 3.4% premium to core deposits based on financial information for the period ended March 31, 2012.

Michael P. Daly, Berkshire’s President and Chief Executive Officer, stated, “We are very pleased to extend our presence in Central New York in this partnership with Beacon.  Our New York expansion last year exceeded our expectations in terms of financial return, customer retention, and business development opportunities.  I am confident that our Beacon partnership will also prove to be a solid success for all of our constituencies.  This merger will bring our total Central and Eastern New York branch count to 26 offices, with total deposits exceeding $1.4 billion.  With our regional bank product set, community involvement, and our engaging brand and culture, we are well positioned to continue to build market share as the preferred personal and commercial banking partner.”

Mr. Daly continued, “We expect that this business combination will produce approximately $0.22 per share in core earnings accretion in 2013, which is a 10% increase to $2.37 per share over the current consensus analyst estimate.  It further represents combined growth of 24% over the 2012 consensus estimate.  This reflects the benefits of our combined strategies for organic growth, de novo branching, team recruitment, and disciplined business combinations.  The metrics of this merger demonstrate that it is fairly priced and will produce strong capital generation and an attractive return to investors.  Our goal is that the higher earnings and return on equity will enhance the value of our stock for both existing shareholders and for new shareholders from Beacon joining us in this transaction.”

Ross J. Prossner, Beacon’s President and Chief Executive Officer, stated “We are excited to be joining forces with the dynamic Berkshire Bank team.   Our customers will benefit from Berkshire’s resources in banking, wealth management and insurance.  Our combined operations will position us well to further increase market share in the Central New York market.  This transaction produces a very attractive immediate return to our shareholders and we are pleased that 50% of the merger consideration will be in the form of Berkshire stock.”

Each Beacon shareholder will have the right to elect the form of consideration, subject to proration procedures to maintain the overall 50%/50% mix of stock and cash consideration.  The transaction is intended to qualify as a reorganization for federal income tax purposes, and as a result, the shares of Beacon common stock exchanged for shares of Berkshire common stock are expected to be transferred on a tax-free basis. The definitive agreement has been approved by the unanimous vote of the Boards of Directors of both Berkshire and Beacon.  Consummation of the agreement is subject to the approval of Beacon’s shareholders, as well as state and federal regulatory agencies.  The merger is expected to be completed in the fourth quarter of 2012.   One Beacon director will be appointed to Berkshire’s board of directors.  Berkshire anticipates that it will divest Beacon’s modest sized Tennessee operations in conjunction with the consummation of this merger.

Sandler O'Neill & Partners, L.P. served as the financial advisor to Berkshire, and Keefe, Bruyette & Woods, Inc. served as the financial advisor for Beacon. Luse Gorman Pomerenk & Schick, P.C. served as outside legal counsel to Berkshire, while Kilpatrick Townsend & Stockton LLP Kilpatrick Townsend & Stockton LLPserved as outside legal counsel to Beacon.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast with investors and the financial community at 9:00 A.M. eastern time on Friday, June 1, 2012 to discuss the merger.   Participants should dial-in to the call a few minutes before it begins.  Information about the conference call follows:

Dial-in: 866-843-0890
Elite Entry Number: 5762559
Webcast:	www.berkshirebank.com (investor relations link)

An information presentation with additional information about the merger will be made available prior to the call at www.berkshirebank.com (investor relations link).

A telephone replay of the call will be available through June 10, 2012 by calling 877-344- 7529 and entering access code: 10014754.  The webcast and a podcast will be available at Berkshire’s website above for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank(SM).  Including the recently acquired operations of CBT, Berkshire has $4.3 billion in assets and 68 full service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services.  Berkshire Bank provides 100% deposit insurance protection for all deposit accounts, regardless of amount, based on a combination of FDIC insurance and the Depositors Insurance Fund (DIF).  For more information, visit www.berkshirebank.com or call 800-773-5601.

Beacon Federal Bancorp, Inc., through its bank subsidiary, Beacon Federal, offers banking and related financial services to both individual and commercial customers. The Bank is headquartered with a full-service branch in East Syracuse, New York, along with six other full-service branches in East Syracuse, Marcy and Rome, New York, Smartt and Smyrna, Tennessee, and Chelmsford, Massachusetts.  For more information, visit www.beaconfederal.com or call 888-256-3800.

FORWARD LOOKING STATEMENTS

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of Berkshire and Beacon. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire and Beacon, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire and Beacon are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Berkshire files with the Securities and Exchange Commission.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed merger, Berkshire will file with the Securities and Exchange  Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Beacon and a Proxy Statement/Prospectus of Berkshire, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and the Proxy Statement/prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Berkshire Hills and Beacon, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Berkshire Hills Bancorp at www.berkshirebank.com under the tab “Investor Relations” or from Beacon Federal Bancorp by accessing Beacon’s website at www.beaconfederal.com and selecting the “Investor Relations” link.

Berkshire and Beacon and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Beacon Bancorp in connection with the proposed merger. Information about the directors and executive officers of Berkshire Hills Bancorp is set forth in the proxy statement for Berkshire Hills Bancorp’s 2012 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 30, 2012.  Information about the directors and executive officers of Beacon is set forth in the proxy statement for Beacon Federal Bancorp’s 2012 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 16, 2012.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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Source: Berkshire Hills Bancorp, Inc.

Contact:

Berkshire Hills Bancorp, Inc.: Michael P. Daly, President and Chief Executive Officer
Telephone: 413-236-3194

Beacon Bancorp, Inc.: Ross J. Possner, President and Chief Executive Officer
Telephone:  888-256-3800